Exhibit 23.1

251 Consumers Road, Suite 800
Toronto, Ontario
M2J 4R3
Canada

Tel 416-496-1234
Fax 416-496-0125
Email info@mcgovernhurley.com
Web mcgovernhurley.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated October 12, 2018, related to the consolidated financial statements of Esports Entertainment Group, Inc. for the year ended June 30, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

McGovern Hurley LLP

Chartered Professional Accountants Licensed Public Accountants

Toronto, Ontario

October 30, 2019